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                                                                   EXHIBIT 10(a)








                            UNION PACIFIC CORPORATION

                 STOCK UNIT GRANT AND DEFERRED COMPENSATION PLAN

                                     FOR THE

                               BOARD OF DIRECTORS


















            (Effective December 1, 1978 - as Amended April 30, 1987,
              January 1, 1995, January 25, 1996, February 26, 1998,
                January 28, 1999, May 27, 1999 and May 31, 2001)



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                            Union Pacific Corporation
                 Stock Unit Grant and Deferred Compensation Plan
                           for the Board of Directors
                          As Amended as of May 31, 2001



1.       Purpose

         The purpose of this Plan is to permit grants of Stock Units to Directors to align their interests with those of stockholders, and to provide a means for deferring payment of all or a portion of any cash compensation, excluding expenses, payable to Directors for their service on the Board of Directors (the "Board") of Union Pacific Corporation (the "Company") in accordance with Article II, Section 4 of the By-Laws of Union Pacific Corporation. Such compensation eligible to be deferred, not including any grants under paragraph 3, is referred to herein as "Compensation".

2.       Eligibility

         Any individual (a "Director") serving as a member of the Board as of the effective date of this Plan or who subsequently becomes a member is eligible under this Plan, other than members who are employees of the Company or any of its subsidiaries.

3.       Stock Unit Grants

         (a) Commencing with the second quarter of 1998, each full quarterly installment of a Director's Compensation shall be accompanied by the grant of an amount of whole Stock Units equal to $7,500 (as such amount may be changed from time to time by the Board) divided by the Fair Market Value of one share of the Company's Common Stock on the first business day of the month following the quarter in which such Compensation was earned, plus cash in lieu of any fractional Stock Unit resulting from such calculation. A pro-rata grant of Stock Units will accompany any partial quarterly Compensation installment. "Fair Market Value" on a date means the average of the high and low trading prices per share on that date, as reported in The Wall Street Journal listing of consolidated trading for New York Stock Exchange issues. Stock Units and cash so granted shall be credited to such Director's Stock Unit Account referred to in paragraph 6.

         (b) Each person serving as a member of the Board on January 25, 1996 who has elected (the "Election") to forfeit $6,000 of the annual retirement pension under the Directors' Pension Plan pursuant to Section 12 thereof shall receive a grant of an amount of Stock Units equal to the dollar



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                  amount set forth in the election form pursuant to which such person made the Election, divided by the Fair Market Value of one share of the Company's Common Stock on the date that the grant is credited to such Directors' Stock Unit Account, plus cash in lieu of any fractional Stock Unit resulting from such calculation. For all persons making the Election who are eligible on January 25, 1996 for benefits under the Directors' Pension Plan, such grant will be credited to such person's Stock Unit Account on February 15, 1996. For all other persons making the Election, such grant will be credited on the date they become eligible for such benefits (or if such date is not a business day, on the next business day).

         (c) Each person elected as a member of the Board for the first time after January 25, 1996 shall receive, on the date such person completes five consecutive years of service on the Board (or if such date is not a business day, on the next business day), a grant for immediate credit to such person's Stock Unit Account of an amount of Stock Units equal to $85,000 (as such amount may be changed from time to time by the Board), divided by the Fair Market Value of one share of Common Stock on the date of such grant, plus cash in lieu of any fractional Stock Unit resulting from such calculation. In determining whether a person has completed five consecutive years of service, there shall be disregarded any period of such service during which such person was employed by the Company or any of its subsidiaries and, in the case of any person formerly so employed, any period after termination of such employment if at the time of termination the person is entitled to receive benefits as an employee under any pension plan of the Company or any of its subsidiaries.

4.       Deferral Election

         An election to defer Compensation is to be made on or before December 31 of any year for Compensation for services as a member of the Board for the following and later calendar years. In addition to deferrals of 1995 Compensation elected in the previous year, at any time prior to March 31, 1995, a Director may elect to defer additional Compensation to be paid for services in the last three quarters of 1995.

         An election to defer is a continuing election until changed by the Director on or before December 31 of any year for the then following and later calendar years. However, once an election is made (and effective), subsequent elections will have no effect on the amounts, timing and manner of payment covered by the previous election.

         Any newly elected Director who was not a Director on the preceding December 31 may elect, before his term begins, to defer Compensation for



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         services as a member of the Board for the balance of the calendar year following such election.

         Forms shall be made available to Directors each year for the purpose of making or changing their election.

5.       Amount

         All or any portion, in multiples of 1%, of a Director's Compensation may be deferred.

6.       Deferred Accounts

         Each Director shall have a Stock Unit Account and may have one or more Other Accounts (together, the "Accounts"). Amounts deferred pursuant to paragraph 4 may be credited to any Account, at the election of the Director made at the time of the deferral election, in multiples of 1% of such Director's Compensation. A Director may change the Account to which any quarterly installment of such Director's Compensation so deferred is to be credited at any time on or before the fifth business day prior to the date such quarterly installment is to be credited. Amounts deferred and credited to the Stock Unit Account shall be converted into whole Stock Units on the basis of the Fair Market Value of the Company's Common Stock on the first business day of the month following the quarter in which the Compensation was earned, and cash shall be credited to the Stock Unit Account in lieu of any fractional Stock Unit. In addition, (i) on or prior to March 31, 1995, each Director shall have a one-time election to transfer all or any part of the balance of his or her Other Account to the Stock Unit Account based on the Fair Market Value of the Company's Common Stock on April 3, 1995, (ii) at any time, a Director may transfer all or any part of the balance of any of his or her Other Accounts to another of his or her Other Accounts subject to any regulations regarding such transfer adopted by the Board and (iii) at any time on or after the 30th day after the date of a Director's termination from the Board, such Director may transfer all or any part of the balance of any of his or her Accounts to another of his or her Accounts, pursuant to any regulations regarding such transfers adopted by the Board.

         On the payment date for each cash dividend or other cash distribution with respect to the Company's Common Stock, each Director's Stock Unit Account shall be credited with an amount equal to the amount of the per share dividend or distribution, multiplied by the number of Stock Units in such Account, and, if such Director is then serving as a member of the Board, shall be converted into whole Stock Units on the basis of the Fair Market Value of the Company's Common Stock on the payment date for such dividend or distribution, and cash shall be credited to the Stock Unit Account in lieu of any fractional Stock Units. If a Director is no longer serving as a member of the Board on the payment date for such dividend or distribution, the amount representing such dividend or


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         distribution shall be paid out of the Stock Unit Account to such
         Director as soon as practicable after the payment date for such dividend or distribution.

         Except as provided in the preceding sentence, any cash credited to a Director's Stock Unit Account shall be added to other cash credited to such Account and converted into a whole Stock Unit on the date sufficient cash exists to purchase a whole Stock Unit, based on the Fair Market Value of the Company's Common Stock on such date. In the event of a subdivision or combination of shares of Company Stock, the number of Stock Units credited to the Stock Unit Accounts on the effective date of such subdivision or combination shall be proportionately subdivided or combined as the case may be. No adjustment shall be made in Stock Units in connection with the issuance by the Company of any rights or options to acquire additional shares of Company Common Stock or securities convertible into Company Common Stock. In the event of any stock dividend or reclassification of Company Common Stock, any merger or consolidation to which the Company is a party, or any spinoff of shares or distribution of property other than cash with respect to the Company Common Stock, the Committee shall cause appropriate adjustments, if any, to be made in the Stock Units to reflect such stock dividend, reclassification, merger or consolidation, spinoff or distribution of property.

         Other Accounts shall have such name, and be charged or credited pursuant to such method, as the Board shall determine upon establishment of such Other Account, and the Board may change such name or method for any such Other Account, but no such change shall reduce any amount previously accrued in a Director's Other Account.

7.       Distribution

         All distributions from Accounts shall be made in cash. For purposes of distributions from the Stock Unit Account, each Stock Unit shall be converted into an amount of cash equal to the Fair Market Value of one share of the Company's Common Stock on the first business day of the month in which such distribution is made. The Director must elect the timing and manner of payment: (a) in the case of deferred Compensation, at the same time and on the same form he elects a deferral of Compensation, (b) in the case of a Stock Unit grant under 3.a., on or prior to the time an election to defer the accompanying Compensation would have been required to be made, (c) in the case of a Stock Unit grant under 3.b., at the same time as the Election referred to therein, and (d) in the case of a Stock Unit grant under 3.c., prior to the time the Director receives such grant

     - Timing of Payment: Directors may elect to begin distributions from the Accounts (a) following termination from the Board, (b) in a year specified by the Director which, in the case of distributions from the Stock Unit Account, must be after termination from the Board, or (c) in the case of distributions from any Other Account, following retirement from the Director's principal occupation.



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     -   Manner of Payment: The Director may elect to receive payment from the
         Accounts in a lump sum or in a number of equal annual installments, not to exceed fifteen. A Director may change the foregoing election, provided that any such change must be made: (i) in the case of payments commencing on termination from the Board, one year prior to termination, (ii) in the case of payments commencing in a specified year, one year prior to the earlier to occur of termination from the Board and the commencement of such specified year, and (iii) in the case of payments commencing upon retirement from a principal occupation, one year prior to the earlier to occur of termination from the Board and the such retirement.

         The lump sum or first installment is to be paid in January of the year following the year of termination or retirement or in January of the year selected by the Director, as applicable, and any remaining installments in January of each succeeding year until the total balance is paid. Distributions from the Stock Unit Account in installments shall be based on equal numbers of Stock Units in each installment.

         In the event of the death of a Director then serving as a member of the Board or a terminated or retired Director entitled to a distribution under this Plan, the balance of the Accounts shall be payable to the estate or designated beneficiary in full during the January of the year following the year of such Director's, terminated Director's or retired Director's death.

         The Director may designate his beneficiary at the same time he elects deferral of Compensation. However, the latest designated beneficiary will be the beneficiary or beneficiaries for the total of all distributions from the Accounts. The designated beneficiary may be changed at any time on a form provided by the Corporate Secretary, provided that no designation will be effective unless it is filed with the Corporate Secretary prior to the Director's death.

8.       Early Withdrawal with Penalty

         A Director may request a withdrawal from an Other Account (not to include the Director's Stock Unit Account) prior to the date specified in the Director's deferral election by filing a request in writing with the Corporate Secretary. Payment will be made to the Director within thirty (30) days of such request. Any withdrawal under this Section will be charged with a 10% early withdrawal penalty that will be withheld from the amount withdrawn and such amount withheld shall be irrevocably forfeited.



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9.       Unfunded Plan

         The liability of the Union Pacific Corporation to any Director, terminated Director, retired Director or his estate or designated beneficiary under the Plan shall be that of a debtor only pursuant to such contractual obligations as are created by the Plan, and no such obligation of Union Pacific Corporation shall be deemed to be secured by any assets, pledges, or other encumbrances on any property of Union Pacific Corporation.

10.      Inalienability of Deferred Compensation

         Except to the extent of the rights of a designated beneficiary, no distribution pursuant to, or interest in, the Plan may be transferred, assigned, pledged or otherwise alienated and no such distribution or interest shall be subject to legal process or attachment for the payment of any claims against any individual entitled to receive the same.

11.      Controlling State Law

         All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Utah.

12.      Amendment

         The Board of Directors of the Union Pacific Corporation at its sole discretion may amend, suspend or terminate the Plan at any time. However, any such amendment, suspension or termination of the Plan may not adversely affect any Director's or his beneficiary's rights with respect to Compensation previously deferred.

13.      Administration

         Administration of the Plan will be coordinated by the Corporate Finance Department. Administration will include, but not be limited to, crediting of deferred compensation, dividends and accrued interest to individual Director accounts and ultimate disbursement of deferred amounts.

14.      Effective Date

         This Plan shall become effective December 1, 1978, applicable only to compensation for services after December 31, 1978, provided that the provisions hereof related to Stock Units shall be effective January 1, 1995.



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